EMPLOYMENT AGREEMENT
BETWEEN
HAMPSHIRE DESIGNERS, INC.
AND
MICHAEL CULANG

THIS AGREEMENT made and entered into as of the 1st day of July 2005 (the "Effective Date") by and between Hampshire Designers, Inc., a Delaware corporation, with offices at 119 West 40th Street, New York, NY 10018 ("Hampshire Designers" or the "Company") and Michael Culang, an individual residing at 180 East End Avenue, Apt. 16D, New York, NY 10128 ("Culang").

WHEREAS, Hampshire Designers is a wholly owned subsidiary of Hampshire Group, Limited ("Hampshire Group") and is composed of two operating divisions (each referred to as a "Division") – Hampshire Brands, a men's division ("Hampshire Brands") and Designers Originals, a women's division ("Designers Originals");

WHEREAS, Culang is currently employed as President and Chief Executive Officer of Hampshire Brands;

WHEREAS, the Company desires to employ Culang as Chief Executive Officer of the Company to render services upon the terms and conditions stated in this Agreement; and

WHEREAS, Culang desires to accept such employment with the Company upon the terms and conditions stated in this Agreement.

NOW THEREFORE, in consideration of the premises, mutual covenants, conditions and promises in this Agreement, the parties hereto agree as follows:

1. **Term.** The terms of this Agreement shall apply for the remainder of fiscal year 2005 and for each fiscal year thereafter unless sooner terminated as herein provided.

2. **Salary.** As compensation for his services, Culang will be paid a base salary of Six Hundred Thousand Dollars ($600,000.00) per annum, payable in monthly installments less appropriate withholdings and deductions required by law.

3. **Annual Bonus.**

(A) For the fiscal year ended December 31, 2005:

(i) Culang's shall be entitled to receive an annual bonus ("Annual

Bonus") for year based upon the Bonus Program for Hampshire Brands set forth on Schedule 1 attached hereto.

(ii) Further, as compensation for assuming the Chief Executive Officer's responsibilities of Designers Originals, Culang shall be entitled to receive additional annual bonus of One Hundred Seventy Five Thousand Dollars ($175,000.00).

(B) For each Employment Year thereafter:

(i) Culang shall be entitled to receive an Annual Bonus based upon the Bonus Program for Hampshire Brands set forth on Schedule 2 attached, and the Bonus Program for Designers Originals set forth on Schedule 3 attached. For 2006, the Designers Originals basis for calculation of the Annual Bonus shall be the 2005 actual Pretax Income, Net Sales and Gross Margin.

(ii) Notwithstanding the forgoing, the Company guarantee Culang's Annual Bonus to be not less than Three Hundred Thousand Dollars ($300,000.00).

4. **Pre-Paid Bonus.** The Company agrees to pre-pay annually to Culang One Hundred Fifty Thousand Dollars ($150,000) of the anticipated Annual Bonus ("Pre-Paid Bonus"), which amount will be made in equal monthly installments Twelve Thousand Five Hundred Dollars ($12,500.00), less appropriate withholdings and deductions required by law, commencing July 1, 2005. In the event the Annual Bonus earned by Culang in any given year ("Actual Amount") is less than the Pre-Paid Bonus for that year, such shortfall shall be deducted from succeeding years' Annual Bonus.

5. **Automobile Allowance.** The Company shall give Culang an automobile allowance in the amount of Twenty Five Thousand Dollars ($25,000) per annum commencing January 1, 2005.

6. **Termination.**

(A) The Company may terminate the employment relationship at any time for any reason by giving written notice at least six (6) months prior to the effective date of termination. If Culang's employment is terminated by the Company for reasons other than for cause, Culang shall be paid severance in the amount of Three Hundred, Seventy Five Thousand Dollars ($375,000) (i.e., six months' Salary and Pre-Paid Bonus), payable in monthly installments of Sixty Two Thousand, Five Hundred Dollars ($62,500.00) less appropriate withholdings and deductions required by law. In addition, Culang will be entitled to a pro rata share of any Annual Bonus earned up to six (6) months after the effective day of termination, calculated at year end, less the amounts pre-paid to Culang pursuant to Paragraphs 3 and 6 hereunder. Culang will not be entitled to and shall not receive any additional compensation or benefits of any other type following the effective date of termination. If the Company terminates the employment for cause, Culang will not be entitled to and shall not receive any severance, bonus or benefits of any type following the effective date of termination.

(B) Culang may terminate the employment relationship at any time for any reason by giving written notice at least three (3) months prior to the effective date of termination. In the event of

termination of Culang's employment under this Paragraph 6(B), he shall have the right to retain all compensation and reimbursements for outstanding expenses incurred on behalf of the Company through the effective date of termination but will not be entitled to and shall not receive any severance, bonus or benefits of any type following the effective date of termination.

7. **Entire Agreement.** This Agreement contains the entire understanding of the Company and Culang with respect to compensation of Culang and supersedes any and all prior understandings, written or oral. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing with the consent of both parties.

8. **Applicable Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have set their respective hands and seals as of the day and year first above written.

HAMPSHIRE DESIGNERS, INC.

By: ______________________
Ludwig Kuttner, Chairman

______________________ 7/28/05
Michael Culang

Schedule 1

HAMPSHIRE BRANDS DIVISON
2005 INCENTIVE BONUS PROGRAM

Commencing for the year 2005, the Incentive Bonus for Hampshire Brands Division shall be calculated on the criteria set forth below, which is based on performance measured against the average of the two previous years. Further, Pretax Income shall be based on a floor of $300,000 for 2005. Each performance level shall be absolute and shall not be prorated.

	Pretax Income		Pretax Income Base	Net Sales	Gross Margin
2003 Actual	$5,375,000		$6,547,000	$62,245,000	
2004 Actual	7,719,000	Floor	300,000	62,543,000	
Two-Yr. Average	$6,547,000		$6,847,000	$62,394,000	
Projected 2005, same as 2004.			$7,719,000	$62,543,000	30.7%
90% Two-Year Average			$6,750,000	$64,080,000	26.0%
95% Two-Year Average			7,125,000	67,640,000	27.5%
100% Two-Year Average			7,500,000	71,200,000	27.0%
105% Two-Year Average			7,875,000	74,760,000	28.5%
110% Two-Year Average			8,250,000	78,320,000	29.5%
115% Two-Year Average			8,625,000	81,880,000	31.0%
120% Two-Year Average			9,000,000	85,440,000	31.5%
125% Two-Year Average			9,375,000	89,000,000	32.0%
130% Two-Year Average			9,750,000	92,560,000	32.5%

Employee		Compensation	Criteria 1 Pretax Income			Criteria 2 Net Sales			Criteria 3 Gross Margin		
Michael Culang	**Salary**	$450,000									
President and	**Bonus**	$135,000	*85%*	67,500	*15%*	*85%*	36,000	*8%*	*24.0%*	31,500	*7%*
Chief Executive Officer		180,000	*90%*	90,000	*20%*	*90%*	45,000	*10%*	*25.0%*	45,000	*10%*
		270,000	*95%*	135,000	*30%*	*95%*	67,500	*15%*	*26.0%*	67,500	*15%*
		360,000	*100%*	180,000	*40%*	*100%*	90,000	*20%*	*27.0%*	90,000	*20%*
		414,000	*105%*	207,000	*46%*	*105%*	103,500	*23%*	*28.5%*	103,500	*23%*
		468,000	*110%*	234,000	*52%*	*110%*	117,000	*26%*	*29.5%*	117,000	*26%*
		540,000	*115%*	270,000	*60%*	*115%*	135,000	*30%*	*31.0%*	135,000	*30%*
		612,000	*120%*	306,000	*68%*	*120%*	153,000	*34%*	*31.5%*	153,000	*34%*
		675,000	*125%*	337,500	*75%*	*125%*	171,000	*38%*	*32.0%*	166,500	*37%*
		$ 756,000	*130%*	378,000	*84%*	*130%*	189,000	*42%*	*32.5%*	189,000	*42%*

Schedule 2

HAMPSHIRE BRANDS DIVISON
INCENTIVE BONUS PROGRAM

For the year 2006, the Incentive Bonus for Hampshire Brands Division shall be calculated on the criteria set forth below, which is based on performance measured against the average of the two previous years. Each performance level shall be absolute and shall not be prorated.

		Pretax Income	Net Sales	Gross Margin
2004 Actual		$7,719,000	$62,843,000	
2005 Actual		7,500,000	71,200,000	
Two-Yr. Average		$7,609,500	$67,021,500	
Projected 2006		$8,000,000	$73,000,000	29.5%
80% Two-Year Average	**Requirement**	$ 6,087,600	$ 53,617,200	27.0%
85% Two-Year Average		6,468,075	56,968,275	27.5%
90% Two-Year Average		6,848,550	60,319,350	28.0%
95% Two-Year Average		4,185,225	63,670,425	28.5%
100% Two-Year Average		7,609,500	67,021,500	29.0%
105% Two-Year Average		**7,989,975**	**70,372,575**	**29.5%**
110% Two-Year Average		8,370,450	73,723,650	30.0%
115% Two-Year Average		8,750,925	77,074,725	30.5%
120% Two-Year Average		9,131,400	80,425,800	31.0%
125% Two-Year Average		9,511,875	83,776,875	31.5%

Employee		Compensation	Criteria 1 Pretax Income			Criteria 2 Net Sales			Criteria 3 Gross Margin		
Michael Culang	**SALARY**	**$600,000**									
Chief Executive Officer	**BONUS**	$150,000	*80%*	$ 75,000	*12.5%*	*80%*	$ 45,000	*7.5%*	*27.0%*	$ 30,000	*5.0%*
		180,000	*85%*	90,000	*15.0%*	*90%*	54,000	*9.0%*	*27.5%*	36,000	*6.0%*
		240,000	*90%*	120,000	*20.0%*	*90%*	72,000	*12.0%*	*28.0%*	48,000	*8.0%*
		300,000	*95%*	150,000	*25.0%*	*95%*	90,000	*15.0%*	*28.5%*	60,000	*10.0%*
PROJECTED		360,000	*100%*	180,000	*30.0%*	*100%*	108,000	*18.0%*	*29.0%*	72,000	*12.0%*
$420,000		**420,000**	***105%***	**210,000**	***35.0%***	***105%***	**126,000**	***21.0%***	***29.5%***	**84,000**	***14.0%***
		480,000	*110%*	240,000	*40.0%*	*110%*	144,000	*24.0%*	*30.0%*	96,000	*16.0%*
		540,000	*115%*	270,000	*45.0%*	*115%*	162,000	*27.0%*	*30.5%*	108,000	*18.0%*
		600,000	*120%*	300,000	*50.0%*	*120%*	180,000	*30.0%*	*31.0%*	120,000	*20.0%*
	CAP	**702,000**	***125%***	**348,000**	***58.0%***	***125%***	**210,000**	***35.0%***	***31.5%***	**144,000**	***24.0%***

Schedule 3

DESIGNERS ORIGINAL/STUDIO DIVISION
INCENTIVE BONUS PROGRAM

For the year 2006, the Incentive Bonus for Designers Originals/Studio Division shall be calculated based on the actual 2005 performance. Subsequent years shall be based on performance measured against the average of the two previous years. Each performance level shall be absolute and shall not be prorated.

		Pretax Income	Net Sales	Gross Margin
		$8,000,000	$114,000,000	
		8,000,000	114,000,000	
Agreed starting point	2005 actual	$8,000,000	$114,000,000	29.5%
Projected 2006		$8,400,000	$120,000,000	29.5%
80% Two-Year Average	Requirement	$ 6,400,000	$ 91,200,000	27.0%
85% Two-Year Average		6,800,000	96,900,000	27.5%
90% Two-Year Average		7,200,000	102,600,000	28.0%
95% Two-Year Average		7,600,000	108,300,000	28.5%
100% Two-Year Average		8,000,000	114,000,000	29.0%
105% Two-Year Average		8,400,000	119,700,000	29.5%
110% Two-Year Average		8,800,000	125,400,000	30.0%
115% Two-Year Average		9,240,000	131,100,000	30.5%
120% Two-Year Average		9,600,000	136,800,000	31.0%
125% Two-Year Average		10,000,000	142,500,000	31.5%

Employee		Compensation	Level	Criteria 1 Pretax Income		Level	Criteria 2 Net Sales		Level	Criteria 3 Gross Margin	
Michael Culang											
Chief Executive Officer	**BONUS**	$150,000	*80%*	$ 75,000	*12.5%*	*80%*	$ 45,000	*7.5%*	*27.0%*	$ 30,000	*5.0%*
		180,000	*85%*	90,000	*15.0%*	*90%*	54,000	*9.0%*	*27.5%*	36,000	*6.0%*
		240,000	*90%*	120,000	*20.0%*	*90%*	72,000	*12.0%*	*28.0%*	48,000	*8.0%*
		300,000	*95%*	150,000	*25.0%*	*95%*	90,000	*15.0%*	*28.5%*	60,000	*10.0%*
PROJECTED		360,000	*100%*	180,000	*30.0%*	*100%*	108,000	*18.0%*	*29.0%*	72,000	*12.0%*
$420,000		**420,000**	***105%***	**210,000**	***35.0%***	***105%***	**126,000**	***21.0%***	***29.5%***	**84,000**	***14.0%***
		480,000	*110%*	240,000	*40.0%*	*110%*	144,000	*24.0%*	*30.0%*	96,000	*16.0%*
		540,000	*115%*	270,000	*45.0%*	*115%*	162,000	*27.0%*	*30.5%*	108,000	*18.0%*
		600,000	*120%*	300,000	*50.0%*	*120%*	180,000	*30.0%*	*31.0%*	120,000	*20.0%*
	CAP	**702,000**	***125%***	**348,000**	***58.0%***	***125%***	**210,000**	***35.0%***	***31.5%***	**144,000**	***24.0%***

TOTAL 2006 PROJECTED $1,440,000 CAP $2,004,000